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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of (a) our report, dated February 16, 1998, appearing in Occidental Petroleum Corporation's Annual Report for the year ended December 31, 1997, and
(b) our report, dated February 16, 1998, appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-40054, 33-44791, 33-47636,
33-60492, 33-59395, 33-64719, 333-11897 and 333-17879.

Los Angeles, California                   ARTHUR ANDERSEN LLP
March 26, 1998